Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS

•	Q1 2006 Net Revenue: $15.5 million (27% increase year over year)
•	Q1 2006 Earnings: $0.3 million GAAP net loss; $1.1 million Non-GAAP net income (pro forma excluding stock-based compensation expense under

SFAS No. 123(R))

PLANO, TX, APRIL 27, 2006 – Microtune®, Inc. (NASDAQ:TUNE) today announced its unaudited financial results for the first quarter ended March 31, 2006.

FINANCIAL RESULTS SUMMARY

Net revenue for the three months ended March 31, 2006 was $15.5 million, a 27% increase compared to $12.2 million for the first quarter of 2005, and a 4% sequential increase compared to $15.0 million for the fourth quarter of 2005.

On a generally accepted accounting principles (GAAP) basis, which includes stock-based compensation expense under SFAS No. 123(R) of $1.4 million, net loss for the first quarter of 2006 was $0.3 million, or $0.01 per share. Operating results for periods prior to 2006 do not include stock-based compensation expense under SFAS No. 123(R). Net loss for the first quarter of 2005, including pro forma stock-based compensation expense under SFAS No. 123 as previously disclosed in Microtune’s footnotes to its financial statements, was $3.4 million, or $0.06 per share. Please refer to the tables included with this press release for a reconciliation of operating results with and without the impact of stock-based compensation expense under SFAS No. 123 and SFAS No. 123(R).

Non-GAAP pro forma net income for the first quarter of 2006, which excludes stock-based compensation expense under SFAS No. 123(R) of $1.4 million, was $1.1 million, or $0.02 per diluted share, compared to a net loss of $2.0 million, or $0.04 per share in the first quarter of 2005. Please refer to the tables included with this press release for a reconciliation of operating results with and without the impact of stock-based compensation expense under SFAS No. 123 and SFAS No. 123(R).

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“Microtune experienced a solid first quarter from multiple perspectives,” said James A. Fontaine, Microtune CEO and President. “The Company achieved strong financial results in the quarter, announced important DVB-H design wins and introduced new tuners that continued to extend our RF product portfolio. Additionally, we believe the cable modem inventory issue is now behind us. I am pleased with our accomplishments this quarter and the steady progress we are making as a company.”

FINANCIAL HIGHLIGHTS

•	Net revenue of $15.5 million was up 27% compared to Q1 2005 and was higher than previously issued financial guidance levels;

•	Gross margin of 52% represents the fifth consecutive quarter that gross margin met or exceeded the top end of the Company’s target range;

•	On a pro forma basis, excluding the effects of stock-based compensation expense under SFAS No. 123(R), the Company achieved an operating profit and reported our third consecutive quarter of net income on that basis; and

•	Shipped 4.35 million silicon tuners in the first quarter of 2006, the highest-volume of tuner units shipped by Microtune in a single quarter, bringing the cumulative total number of tuners shipped to 31.1 million.

BUSINESS HIGHLIGHTS

•	Announced a new, very high-performance, highly integrated 3-in-1 tuner (analog/digital/cable), targeted to the North American digital television market;

•	Announced a new ultra low-power, dual-band, dual-standard tuner, targeted for Europe, that enables both digital and mobile TV on portable devices;

•	Announced milestone activities in the DVB-H mobile TV market, including the Company’s first volume production order and the deployment of its Mobile MicroTuner technology into a Modeo integrated DVB-H smartphone demonstrated at CTIA WIRELESS 2006; and

•	Announced design wins with multiple technology companies, including the Toshiba Module Group and ATI Technologies, Inc., as well as Original Design Manufacturer suppliers in Taiwan and China, for consumer equipment designed specifically for portability.

REVENUE CONTRIBUTION BY MARKET Based on the Company’s direct revenue and the point-of-sales revenue data as reported by its distributors during the first quarter of 2006, revenue contributions by the Company’s target markets, presented as a percentage of total first quarter 2006 net revenue, are

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estimated as follows:

•	Cable was approximately 61%;

•	Digital TV, which includes PC-TV and Mobile TV, was approximately 12%;

•	Automotive Electronics was approximately 24%; and

•	All other markets were approximately 3%.

Please read the Market Data Disclaimer at the end of this press release.

MARKET SHARE INFORMATION

Based on Microtune’s own revenue contribution by market estimates, compilations of industry market reports and the Company’s own market share estimates, the Company estimates its trailing twelve-month market share for its target markets as of March 31, 2006 as follows:

•	Combined cable modem/cable telephony was approximately 19%;

•	Worldwide digital cable set-top box was approximately 34%;

•	ATSC/U.S. Digital TV was approximately 10%; and

•	PC-TV was approximately 17%.

Please read the Market Data Disclaimer at the end of this press release.

“We established aggressive corporate goals for 2006, and, I believe, we are making considerable progress toward achieving them. We continue to be excited about the potential of the emerging mobile TV and digital TV markets, and we are focused on aggressively pursuing opportunities in these segments, positioning the Company for growth in 2007 and the coming years,” added Fontaine.

FINANCIAL OUTLOOK

Microtune provided the following financial guidance:

•	Net revenue for the second quarter of 2006 is expected to be in the range of $17.5—$18.0 million. Microtune believes that a portion of the projected growth in net revenue for the second quarter will be fueled by the recognition of revenue related to shipments of tuners for mobile TV that occurred in the first quarter, and revenue related to shipments of certain amplifier products at their end-of-life. These items are projected to contribute about $1.1 million of revenue to the second quarter and are not expected to recur in the third quarter.

•	The Company believes net revenue for the third quarter will be flat or up slightly compared with second quarter recurring revenue, i.e. net revenue after removing the effect of the non-recurring items discussed above. We expect sequential revenue growth for the fourth quarter of 2006.

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•	Net revenue for 2006 is expected to range from $67 to $70 million.

•	Gross margin percentage is expected to be in the range of 46% to 50% for each quarter throughout the remainder of 2006.

Included in the press release are Microtune’s unaudited Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005, respectively; its unaudited Consolidated Statements of Operations for the quarters ended March 31, 2006 and 2005, respectively; its unaudited Consolidated Statements of Cash Flows for the quarters ended March 31, 2006 and 2005, respectively; certain unaudited Additional Financial Information; and certain unaudited non-GAAP pro forma financial information. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2006 expected to be filed with the SEC on or about April 28, 2006.

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, April 27, 2006, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s first quarter 2006 financial results and its outlook for the future.

To participate in the call, interested parties may dial 517-308-9001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until May 12, 2006 via the Company’s website or by dialing 402-280-1654.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 60 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MARKET DATA DISCLAIMER

Statements made in this press release under the heading “Revenue Contribution by Market” are estimates prepared by the Company’s management as of the date of the release and should not be considered to be statements of historical fact. These estimates may prove to be inaccurate due to a number of factors, including, but not limited to:

•	difficulties associated with identifying revenue to a market where a customer employs our tuners in multiple products serving multiple markets; and

•	difficulties associated with identifying revenue to a market where the Company ships its product to distributors with multiple customers serving multiple markets.

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Statements made in this press release under the heading “Market Share Information” are estimates prepared by the Company’s management as of the date of this release and should not be considered to be statements of historical fact. These estimates may prove to be inaccurate due to a number of factors, including, but not limited to:

•	the difficulties described above related to identifying revenue to a market;

•	the difficulty with identifying the number of tuner components shipped into a given market where only the number of end products, incorporating varying numbers of tuners, is identified;

•	the difficulty with correlating tuners shipped in a given quarter to end products shipped in a given quarter; and

•	the difficulty with analyzing third-party market reports where tuner shipments are not identified and there is no common agreement regarding market classifications.

The revenue contribution information and market share information described above represents estimates prepared by the Company’s management as of the date of this press release and should not be viewed as an indicator of future Microtune financial performance. While the Company’s management believes the estimates and assumptions underlying this information are reasonable, you are cautioned that actual results may vary materially from these estimates. We undertake no obligation to revise or update any of this information for any reason.

DESIGN-WIN ANNOUNCEMENTS

It is customary for Microtune to announce design wins, as referenced in this release, and the announcement of these design wins, or any other design win, should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

NEW PRODUCT ANNOUNCEMENTS

It is customary for Microtune to announce new products. The announcement of any new product should not be viewed as an indicator of Microtune revenues for any current or future reporting period. The markets for mobile television and ATSC/DVB-T digital television may not develop or may develop more slowly than currently anticipated. Even in the event that these markets do develop, there can be no assurance that Microtune’s products will be selected by manufacturers or that if selected, such manufacturers will continue to select Microtune’s products in the future.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2006 Microtune, Inc. All rights reserved.

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Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

Assets	March 31, 2006	December 31, 2005
Current assets:
Cash and cash equivalents	$4,119	$5,068
Short-term investments	76,781	77,120
Accounts receivable, net	7,047	5,911
Inventories	7,292	7,944
Other current assets	1,551	1,293

Total current assets	96,790	97,336

Property and equipment, net	4,151	4,398
Other assets and deferred charges	1,542	1,587

Total assets	$102,483	$103,321

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,537	$5,414
Accrued compensation	1,501	1,499
Accrued expenses	1,357	1,651
Deferred revenue	78	8

Total current liabilities	6,473	8,572

Other non-current liabilities	56	54
Commitments and contingencies

Stockholders’ equity	95,954	94,695

Total liabilities and stockholders’ equity	$102,483	$103,321

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Net revenue	$15,525	$12,181
Cost of revenue	7,402	5,815

Gross margin	8,123	6,366
Operating expenses:
Research and development	4,714	4,003
Selling, general and administrative	4,651	4,102
Amortization of intangible assets	—	674

Total operating expenses	9,365	8,779

Loss from operations	(1,242)	(2,413)
Other income (expense):
Interest income	903	505
Foreign currency gains (losses), net	59	(110)
Other	27	56

Loss before provision for income taxes	(253)	(1,962)
Income tax expense	30	43

Net loss	$(283)	$(2,005)

Basic and diluted net loss per common share	$(0.01)	$(0.04)

Weighted-average common shares used in computing basic and diluted net loss per common share	52,813	51,977

Net loss for the first quarter of 2006 included stock-based compensation expense under SFAS No. 123(R) of approximately $1.4 million. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock option compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the first quarter of 2005 under APB No. 25 was insignificant.

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Operating activities:
Net loss	$(283)	$(2,005)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	375	514
Amortization of intangible assets	—	674
Foreign currency (gains) losses, net	(59)	110
Stock-based compensation	1,369	18
Gain on sale of property and equipment	—	(49)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,136)	(504)
Inventories	652	875
Other assets	(213)	(1,596)
Accounts payable	(1,877)	(1,282)
Accrued expenses	(224)	(828)
Accrued compensation	2	(119)
Other liabilities	2	1

Net cash used in operating activities	(1,392)	(4,191)
Investing activities:
Purchases of assets	(128)	(273)
Proceeds from sale of assets	—	51
Proceeds from sale of available-for-sale investments	20,350	7,500
Purchase of available-for-sale investments	(20,000)	(25,000)

Net cash provided by (used in) investing activities	222	(17,722)
Financing activities:
Proceeds from issuance of common stock	162	76

Net cash provided by financing activities	162	76
Effect of foreign currency exchange rate changes on cash	59	(110)

Net decrease in cash and cash equivalents	(949)	(21,947)
Cash and cash equivalents at beginning of period	5,068	34,515

Cash and cash equivalents at end of period	$4,119	$12,568

Net loss for the first quarter of 2006 included stock-based compensation expense under SFAS No. 123(R) of approximately $1.4 million. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the first quarter of 2005 under APB No. 25 was insignificant.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005		March 31, 2005
Net revenue	$15,525	$14,972	$16,351	$13,487		$12,181
Silicon	75%	72%	78%	73%		71%
Modules	25%	28%	22%	27%		29%

Net revenue by geography
North America	37%	30%	34%	30%		44%
Europe	18%	19%	14%	19%		18%
Asia Pacific	45%	51%	52%	51%		38%

Ten percent customers (net revenue)(1)
Scientific-Atlanta (a Cisco company)(3)	23%	20%	22%	19%		26%
Asus (2)	12%	16%	25%	17%		11%
Panasonic				11%
Samsung Electro-Mechanics				10%

Net revenue from top 10 customers	71%	75%	82%	79%		72%

As a percent of net revenue (4)
Gross margin	52.3%	49.7%	49.8%	57.1	%(5)	52.3%
Research and development	30.4%	28.1%	24.1%	28.9%		32.9%
Selling, general and administrative	30.0%	24.2%	23.2%	31.5%		33.7%

(1)	Data included only in instances where customers were 10% or greater of net revenue.

(2)	Primarily for the benefit of ARRIS and Terayon in the quarter ended March 31, 2005, and primarily for the benefit of ARRIS for all other periods presented.

(3)	Cisco Systems, Inc. (Cisco) completed its acquisition of Scientific-Atlanta on February 27, 2006. No revenue was generated from Cisco in the first quarter of 2006. Net revenue in prior periods excludes amounts attributed to Cisco.

(4)	Net loss for the first quarter of 2006 included stock-based compensation expense under SFAS No. 123(R) of approximately $1.4 million. The allocation of stock-based compensation expense is detailed in another table included in this release. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock option compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the first quarter of 2005 under APB No. 25 was insignificant.

(5)	Gross margin included a one-time cost of revenue credit of approximately $663 thousand realized in conjunction with the transition of the Company’s third-party contract manufacturer for its subsystem module solutions, which was finalized in June 2005. The cost of revenue credit is non-recurring and relates to the asset purchase agreement and mutual release of claims and obligations executed between Microtune and its previous contract manufacturer.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Cash and cash equivalents	$4,119	$5,068	$6,701	$10,323	$12,568
Short-term investments	76,781	77,120	71,593	65,568	61,953
Long-term investments	—	—	1,979	1,975	3,561

Total cash and investments	$80,900	$82,188	$80,273	$77,866	$78,082

Raw materials	$62	$44	$78	$471	$—
Work-in-process	3,161	3,131	3,266	3,558	2,496
Finished goods	4,069	4,769	3,180	4,019	3,724

Total inventory	$7,292	$7,944	$6,524	$8,048	$6,220

Inventory turns	4.1	3.8	5.0	2.9	3.7

Accounts receivable, net	$7,047	$5,911	$7,291	$6,065	$6,242

Days sales outstanding (DSO)	41	36	40	40	46

Common shares outstanding	52,855	52,761	52,436	52,209	51,990

Weighted-average common shares outstanding for the quarter ended
Basic	52,813	52,576	52,341	52,126	51,977
Diluted	52,813	55,849	57,021	52,126	51,977

Total employees	181	178	174	172	169

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

USE OF NON-GAAP FINANCIAL INFORMATION

The Company has included in the tables below certain expense detail, pro forma operating results and pro forma per share operating results in order to show the effect of stock-based compensation under SFAS No. 123 and SFAS No. 123(R).

Net loss for the first quarter of 2006 included stock-based compensation expense under SFAS No. 123(R) of approximately $1.4 million. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock option compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the first quarter of 2005 under APB No. 25 was insignificant.

Microtune reports its financial results in accordance with generally accepted accounting principles (GAAP). However, from time to time, Microtune may use certain non-GAAP financial measures, such as pro forma net income (loss) and pro forma net income (loss) per share, because management believes that these non-GAAP financial measures may provide users of this financial information with a more meaningful comparison between current results and prior reported results, and the effect of certain non-cash expenses relating to stock-based compensation. Pro forma net income (loss) and pro forma net income (loss) per share are not measures of financial performance under GAAP and should not be considered in isolation or as an indicator of Microtune’s performance. Furthermore, they should not be seen as measures of liquidity or substitutes for comparable metrics prepared in accordance with GAAP. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

STOCK-BASED COMPENSATION EXPENSES

UNDER SFAS NO. 123(R)

(in thousands)

(unaudited)

The following table summarizes the allocation of stock-based compensation expense under SFAS No. 123(R):

	Three Months Ended March 31,
	2006	2005
Cost of revenue	$10	$—

Research and development	540	—
Selling, general and administrative	815	—

Total stock-based compensation expense included in operating expenses	1,355	—

Total stock-based compensation expense	$1,365	—

Net loss for the first quarter of 2006 included stock-based compensation under SFAS No. 123(R), as described above, of approximately $1.4 million. Prior to 2006, net income (loss) excluded stock-based compensation under SFAS No. 123 because Microtune did not adopt the recognition provisions of SFAS No. 123.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

NON-GAAP (PRO FORMA) CONSOLIDATED

STATEMENTS OF OPERATIONS, EXCLUDING

STOCK-BASED COMPENSATION EXPENSE UNDER SFAS NO. 123(R)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Net revenue	$15,525	$12,181
Cost of revenue	7,392	5,815

Gross margin	8,133	6,366
Operating expenses:
Research and development	4,174	4,003
Selling, general and administrative	3,836	4,102
Amortization of intangible assets	—	674

Total operating expenses	8,010	8,779

Income (loss) from operations	123	(2,413)
Other income (expense):
Interest income	903	505
Foreign currency gains (losses), net	59	(110)
Other	27	56

Income (loss) before provision for income taxes	1,112	(1,962)
Income tax expense	30	43

Net income (loss)	$1,082	$(2,005)

Net income (loss) per common share:
Basic	$0.02	$(0.04)

Diluted	$0.02	$(0.04)

Weighted-average common shares outstanding:
Basic	52,813	51,977

Diluted	56,447	51,977

A reconciliation between net loss on a GAAP basis and non-GAAP pro forma net income is provided on another table included in this release.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

COMPARISON OF NET INCOME (LOSS) INCLUDING THE EFFECT

OF STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123(R) AND SFAS 123

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Net loss, as reported for prior periods(1)	N/A	$(2,005)
Add stock compensation expense recorded under APB No. 25	N/A	18
Less stock-based compensation expense computed under SFAS No. 123		(1,385)

Net loss, including the effect of stock-based compensation expense(2)	$(283)	$(3,372)

Basic and diluted net loss per share, as reported in prior periods(1)	N/A	$(0.04)
Stock-based compensation expense, per share(3)	$(0.03)	(0.02)

Basic and diluted net loss per share, including stock-based compensation expense(2)	$(0.01)	$(0.06)

(1)	Net loss and net loss per share prior to 2006 did not included stock-based compensation under SFAS No. 123 because Microtune did not adopt the recognition provisions of SFAS No. 123.

(2)	Net loss and net loss per share amounts for periods prior to 2006 represents pro forma information based on the application of SFAS No. 123 as previously disclosed in the footnotes to Microtune’s financial statements.

(3)	Stock-based compensation expense and stock-based compensation expense per share prior to 2006 is determined based on the pro forma application of SFAS No. 123 as previously disclosed in the footnotes to Microtune’s financial statements.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

RECONCILIATION OF GAAP TO NON-GAAP (PRO FORMA)

CONSOLIDATED INCOME (LOSS) FROM OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005
GAAP loss from operations	$(1,242)	$(2,413)
Stock-based compensation expense under SFAS No. 123(R)	1,365	—

Non-GAAP (pro forma) income from operations (2006) and GAAP loss from operations (2005)	$123	$(2,413)

Stock-based compensation expense under SFAS No. 123(R) in the first quarter of 2006 is allocated on another table included in this release. Due to our historical net operating losses, we have not recorded the tax effects of stock-based compensation under SFAS No. 123(R).

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

RECONCILIATION OF GAAP TO NON-GAAP (PRO FORMA)

CONSOLIDATED NET INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005
GAAP net loss	$(283)	$(2,005)
Stock-based compensation expense under SFAS No. 123(R)	1,365	—

Non-GAAP (pro forma) net income (2006) and GAAP net loss (2005)	$1,082	$(2,005)

Stock-based compensation expense under SFAS No. 123(R) in the first quarter of 2006 is allocated on another table included in this release. Due to our historical net operating losses, we have not recorded the tax effects of stock-based compensation under SFAS No. 123(R).

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF GAAP TO NON-GAAP (PRO FORMA)

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Basic and diluted shares used in per share calculation - GAAP	52,813	51,977
Dilutive common equivalent shares	3,634	—

Weighted-average basic shares (2005) and diluted shares (2006)	56,447	51,977

GAAP operating results for the first quarter of 2006 and the first quarter of 2005 indicated a net loss. Accordingly, per share calculations are based on the weighted-average basic shares. In presenting the pro forma effect of excluding stock-based compensation expense under SFAS No. 123(R), the operating results for the first quarter of 2006 indicate net income requiring the use of weighted-average diluted shares in determining per share amounts.